Exhibit 99.1

1 © 2007 InterDigital Communications Corporation. All rights reserved. InterDigital Communications Corporation

2 © 2007 InterDigital Communications Corporation. All rights reserved. This presentation contains forward-looking statements regarding InterDigital’s current beliefs, plans and expectations as to: (i) our strategy; (ii) our future growth potential in cash flow; (iii) future global mobile device sales; (iv) growth in our 3G patent licensing program; (v) our ability to secure patents covering essential elements of the wireless standards; (vi) our schedule for the delivery of engineering samples of our dual mode 2G/3G HSDPA/HSUPA modem ASIC; (vii) our ability to complete our ASIC as a commercial offering by the end of 2007; and (viii) our ability to enter into IP agreements associated with our ASIC offering. Such statements are subject to risks and uncertainties. Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors including, but not limited to: (i) changes in technology preferences of strategic partners or consumers; (ii) the availability and pricing of competitive technologies and product offerings; (iii) unanticipated technical or resource difficulties or delays related to further development of our technologies and products; (iv) our ability to leverage our ASIC offering or enter into new customer agreements or strategic relationships on acceptable terms; (v) our ability to enter into additional 3G patent license agreements on acceptable terms; (vi) unanticipated product development expenses and the timing of such expenses; and (vii) unanticipated difficulties or delays in the production or delivery of ASIC engineering samples.

3 © 2007 InterDigital Communications Corporation. All rights reserved. Shaping the Future of Digital Wireless Technologies Invent Wireless Technologies Contribute to Standards License Patents Develop Wireless Products 30+ Year Digital Cellular Technology Pioneer Thousands of patents worldwide Inventions used in every mobile device Key Contributor to Standards 2G, 3G, and the future - 4G and beyond Wireless LAN & Mobility/Convergence Provider of Complete 3G Modems Validated solutions moving to silicon Synergy with patent licensing Highly Successful Licensor Patents have generated over $1 billion in cash Licensing leading manufacturers

4 © 2007 InterDigital Communications Corporation. All rights reserved. 0 200 400 600 800 1,000 1,200 2004 2005 2006 2007 2008 2009 2010 2G/ 2.5G 3G (CDMA) 3G (WCDMA) Source: Strategy Analytics, October 2006 The Mobile Device Market Opportunity 0 100 200 300 400 500 600 700 800 2004 2005 2006 2007 2008 2009 2010 3G (CDMA) 3G (WCDMA) Over 1.2 Billion Mobile Devices Expected to Ship by 2010 Sixty Percent of Mobile Devices Expected to be 3G by 2010 Our Goal - Secure Cash Flow On Every 3G Mobile Device Millions of units

5 © 2007 InterDigital Communications Corporation. All rights reserved. Innovation Drives Patent Licensing Success • Strong Patent Portfolio Covering 2G and 3G Cellular - 3,000+ Patents Issued in U.S and Worldwide - Continuing to secure new patents covering essential elements of wireless standards - Ranked No. 94 among companies worldwide with patents issuing from USPTO • Over $1 billion in cash generated by patent program • Major Accomplishments for 2006 - LG Electronics - $285 million - new 2G/3G licensee - Nokia - $253 million - royalty dispute resolved - Samsung - $134 million arbitration award • Very solid and growing position in 3G market - 30 - 40% of WCDMA and cdma2000® mobile devices licensed

6 © 2007 InterDigital Communications Corporation. All rights reserved. Companies Which Have Licensed Our Patents All trademarks are the sole property of their respective owners.

7 © 2007 InterDigital Communications Corporation. All rights reserved. Moving IP to Silicon Brings New Opportunities IP Blocks Full Modem Solution ASICs NXP (formerly Philips): 3G HSDPA ASIC design Infineon: WCDMA and HSDPA terminal unit protocol stack Provides Validation Broadens Market Opportunity Can Drive Significant Value General Dynamics: 3G WCDMA modem InterDigital: 2G/3G Dual Mode baseband ASICS with HSDPA/HSUPA 2005 2006 2007 2008

8 © 2007 InterDigital Communications Corporation. All rights reserved. Solid Recurring Revenue Base * Excludes revenues for past sales $0 $10 $20 $30 $40 $50 $60 $70 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Recurring Royalties * Tech Solutions $ in Millions 2006 2005 2007

9 © 2007 InterDigital Communications Corporation. All rights reserved. Strong Free Cash Flow Drives Shareholder Value $0 $50 $100 $150 $200 $250 $300 2003 2004 2005 2006 2007 Cash & Short-term Investments Solid Balance Sheet $0 $50 $100 $150 $200 $250 $300 2003 2004 2005 2006 Q1 2007 Share Repurchases Development Expense $ in Millions $ in Millions * As of April 30, 2007 * Investing in the Business March 31

10 © 2007 InterDigital Communications Corporation. All rights reserved. Future Growth Potential in Cash Flow $800 $600 $400 $200 $1.00 $1,200 $900 $600 $300 $1.50 $1,600 $1,200 $800 $400 $2.00 Annual Gross Margin Potential in 2010 ($ millions) 25% 50% 75% 100% Essential patent position drives market penetration Product drives value per device • Today we derive cash flow on 30 - 40% of 3G mobile devices sold Gross Margin = Royalties + Chip Sales - COGS

11 © 2007 InterDigital Communications Corporation. All rights reserved. What to Look for in 2007 • 3G licenses - Add new 3G licensees - Build momentum for 2008 and beyond • Product development initiative goals - IP Agreements - Engineering samples by end of summer - Commercial offering by end of year • Leveraging capital - Future technology development for 4G and beyond - Product development around ASICs - Opportunities to create additional shareholder value

Vision Innovation Speed Performance May 2007 Positioned to Capitalize on Growth in 3G Market